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                                                                   June 30, 2008

LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xinyu City, Jiangxi Province 338032
People's Republic of China

Ladies and Gentlemen:

     We have acted as special United States counsel to LDK Solar Co., Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the "Company"), in connection with the registration statement on Form F-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of $400,000,000 aggregate principal amount of 4.75% convertible senior notes due 2013 (the "Notes") and ordinary shares, par value $0.10 each, of the Company ("Ordinary Shares") underlying the American depositary shares into which the Notes are convertible, for resale by holders of the Notes, including Ordinary Shares underlying the American depositary shares into which the Notes are convertible, pursuant to the Company's obligations under a Registration Rights Agreement, dated as of April 15, 2008, among the Company, Morgan Stanley & Co. International plc, UBS AG, J.P. Morgan Securities Inc., Needham & Company, LLC, Cowen and Company, LLC and Lazard Capital Markets LLC. The Notes were issued under an indenture, dated as of April 15, 2008 (the "Indenture"), between the Company and The Bank of New York, as trustee and as securities agent.

     As special United States counsel to the Company, in rendering the opinion set forth below, we have reviewed and relied upon the Registration Statement, the Indenture, and a form of the Notes, and we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. We have assumed, without independent investigation or verification, the genuineness of all signatures of all persons signing any document, the legal capacity of all natural persons, the due incorporation and valid existence of all parties under the laws of their respective jurisdictions, the authority of and due authorization by all persons signing any document on behalf of parties thereto (including all necessary corporate actions by the Company to approve the issuance and terms of the Notes, the terms of the offering thereof and related matters), the due execution and delivery of any document by all parties thereto in accordance with the laws of the jurisdictions of their incorporation (including the due execution, authentication, issuance and delivery of the Notes), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by facsimile or other means of electronic transmission or obtained by us through sites on the internet, the authenticity of the originals of such latter documents and the truth and accuracy of all matters set forth in all such documents. We have also assumed that the transactions relating to the issuance of the Notes will be consummated in accordance with the terms of the documents described herein.

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     Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions referred to herein, we are of the opinion that the statements set forth in the Registration Statement under the caption "Taxation -- Certain U.S. Federal Income Tax Considerations," insofar as they purport to constitute matters of United States federal tax law or legal conclusions with respect thereto, are a fair and accurate summary of the matters addressed therein in all material respects, subject to the assumptions and limitations stated therein.

     The opinion set forth herein is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinion is based. The opinion expressed herein is limited as described above, and we do not express an opinion with respect to any tax matters other than in connection with the statements under the caption "Taxation -- Certain U.S. Federal Income Tax Considerations" contained in the Registration Statement.

     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or to advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the above-referenced documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement, as may be amended from time to time, without implying or admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,

                                                     /s/ Sidley Austin LLP
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                                                     SIDLEY AUSTIN LLP